NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
ANNUAL MEETING OF STOCKHOLDERS
SECURITY OWNERSHIP
PROPOSAL NO. 1 -- ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
PROPOSAL NO. 2 -- AMENDMENTS TO ROUGE STEEL COMPANY OUTSIDE DIRECTOR EQUITY PLAN AND 2002 STOCK INCENTIVE PLAN
PROPOSAL NO. 3 -- INDEPENDENT PUBLIC ACCOUNTANTS
SOLICITATION STATEMENT
STOCKHOLDER PROPOSALS
OTHER MATTERS
ANNUAL REPORT
ANNEX A

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

Filed by the registrant

Filed by a party other than the registrant

Check the appropriate box:

Preliminary proxy statement

Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2).

Definitive proxy statement.

Definitive additional materials.

Soliciting material pursuant to §240.14a-12.

Rouge Industries, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

      Payment of filing fee (check the appropriate box):

No fee required.

Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

ROUGE INDUSTRIES, INC.

3001 Miller Road
P.O. Box 1699
Dearborn, Michigan 48121-1699

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
May 15, 2002

TO THE STOCKHOLDERS OF
  ROUGE INDUSTRIES, INC.:

          NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Rouge Industries, Inc. (the “Company”) will be held at the M-TEC Center, Henry Ford Community College, 3601 Schaefer Road, Dearborn, Michigan 48126, on Wednesday, May 15, 2002 at 10:00 a.m. for the following purposes:

1.	To elect three (3) members of the Board of Directors to serve until the 2005 annual meeting of stockholders or until their successors have been duly elected and shall have qualified;

2.	To consider and act upon a proposal to authorize additional shares of Class A Common Stock for award pursuant to the Outside Director Equity Plan;

3.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent public accountants for the fiscal year ending December 31, 2002; and

4.	To consider and act upon such other business as may properly come before the Annual Meeting.

      Only stockholders of record of each of the classes of the Company’s common stock at the close of business on March 19, 2002 will be entitled to vote at the Annual Meeting.

      Please sign and promptly mail the enclosed proxy, whether or not you plan to attend the Annual Meeting, in order that your shares may be voted. A return envelope is provided for your convenience.

By Order of the Board of Directors,

MARTIN SZYMANSKI Secretary

Dated: April 5, 2002

ROUGE INDUSTRIES, INC.

3001 Miller Road
P.O. Box 1699
Dearborn, Michigan 48121-1699

ANNUAL MEETING OF STOCKHOLDERS
MAY 15, 2002

PROXY STATEMENT

      This Proxy Statement is being mailed to the stockholders of ROUGE INDUSTRIES, INC. (the “Company”) on or about April 5, 2002 in connection with the solicitation by the Board of Directors of the Company of proxies for use at the 2002 Annual Meeting of Stockholders of the Company (the “Meeting”) to be held at the M-TEC Center, Henry Ford Community College, 3601 Schaefer Road, Dearborn, Michigan 48126, on Wednesday, May 15, 2002 at 10:00 a.m. The Meeting has been called for the following purposes: (i) to elect three (3) Class II directors to serve as directors until the 2005 annual meeting of stockholders; (ii) to consider and act upon a proposal to authorize additional shares of Class A Common Stock for award pursuant to the Outside Director Equity Plan; (iii) to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent public accountants for the fiscal year ending December 31, 2002; and (iv) to consider and act upon such other business as may properly come before the Meeting.

PROXIES AND VOTING RIGHTS

      The voting securities of the Company outstanding on March 19, 2002 consisted of 15,103,839 shares of class A common stock, par value $0.01 per share (the “Class A Common Stock”), each entitling the holder thereof to one vote per share, and 7,140,400 shares of class B common stock, par value $0.01 per share (the “Class B Common Stock”), each entitling the holder thereof to 2.5 votes per share, and together with the Class A Common Stock (the “Common Stock”). Only stockholders of record at the close of business on March 19, 2002 (the “Record Date”) are entitled to notice of and to vote at the Meeting. There was no other class of voting securities of the Company outstanding on the Record Date. A majority of the voting interest of the outstanding shares of Common Stock entitled to vote is required to be present in person or by proxy to constitute a quorum and permit the Meeting to be held.

      The enclosed proxy is being solicited by the Board of Directors of the Company in order to provide every stockholder with an opportunity to vote on all matters that properly come before the Meeting, whether or not the stockholder attends in person. Shares cannot be voted at the Meeting unless the owner of record is present to vote or is represented by a proxy. When the enclosed proxy is properly signed, dated and returned, the shares represented by such proxy will be voted by the persons named as proxies in accordance with the stockholder’s directions. Except as otherwise specified in the proxy, shares will be voted for the election of the nominees for Class II director named herein, for authorization of additional shares of Class A Common Stock for award pursuant to the Outside Director Equity Plan, for the ratification of PricewaterhouseCoopers LLP as independent accountants for the fiscal year ending December 31, 2002 and for any other matter that may properly be brought before the Meeting in accordance with the judgment of the person or persons voting the proxy. Any person who has signed and returned a proxy may revoke it at any time before it is exercised by submitting a subsequently executed proxy, by giving notice of revocation to the Secretary of the Company or by voting in person at the Meeting. All classes of Common Stock will vote together as a single class on all matters presented for consideration at the Meeting. Directors are elected by a plurality, and independent accountants by a majority, of the votes of the shares present in person or represented by proxy and entitled to vote. Abstentions and broker non-votes will not be counted in determining the number of shares voted for or against any nominee for director, the approval of the selection of independent accountants or any other voting matter. They are, however, counted in determining the presence of a quorum. Under the rules of the New York Stock Exchange, Inc. (“NYSE”), brokers who hold shares in street name for customers have the authority to vote on certain items when they have not received instructions from beneficial owners. Brokers who do not receive instructions will have authority to vote on all proposals described in this Proxy Statement.

SECURITY OWNERSHIP

      The following table sets forth, as of December 31, 2001, information concerning ownership of the Common Stock outstanding by (i) each person known by the Company to be the beneficial owner of more than five percent of the Class A Common Stock, (ii) each director and nominee for election as a director, (iii) each of the five most highly compensated executive officers of the Company and (iv) all directors and executive officers of the Company as a group. Unless otherwise indicated, (a) each stockholder has sole voting power and sole dispositive power with respect to the indicated shares and (b) the address of each such person is c/o Rouge Industries, Inc., 3001 Miller Road, P.O. Box 1699, Dearborn, Michigan 48121-1699.

	Shares of
	Common Stock		Percent of
Directors, Executive Officers	Beneficially		Total Voting
and 5% Stockholders	Owned	Percent(1)	Stock

Carl L. Valdiserri(2)(3)(4)(6)	7,401,095	33.2%	55.0%

First Pacific Advisors, Inc.(5)	2,987,000	13.4	9.1
11400 West Olympic Boulevard, Suite 1200
Los Angeles, California 90064

Merrill Lynch & Co., Inc.(5)	2,552,000	11.5	7.7
World Financial Center, North Tower
250 Vesey Street
New York, NY 10381

Donald Smith & Co., Inc.(5)	1,102,700	5.0	3.3
East 80 Route 4, Suite 360
Paramus, New Jersey 07652

Dimensional Fund Advisors Inc.(5)	1,059,500	4.8	3.2
1299 Ocean Avenue, 11th Floor
Santa Monica, California 90401
Commonwealth of Pennsylvania

Public School Employees Retirement System(5)	829,400	3.7	2.5
5 North 5th Street
Harrisburg, Pennsylvania 17101

Louis D. Camino(4)(6)	185,715	*	*

Gary P. Latendresse(4)(6)	165,491	*	*

William E. Hornberger(4)(6)	108,700	*	*

Ronald J. Nock(4)(6)	60,583	*	*

Martin Szymanski(4)(6)	18,939	*	*

Dominick C. Fanello(7)	19,004	*	*

John E. Lobbia(7)	28,587	*	*

Peter J. Pestillo(7)	5,000	*	*

Shamel T. Rushwin(7)	11,811	*	*

Clayton P. Shannon(7)	24,587	*	*

All Directors and Executive Officers as a Group (13 persons)(4)(6)(7)(8)	7,893,810	34.8%	56.0%

*	Less than one percent.

(1)	Based on 22,244,239 total outstanding shares of Common Stock on March 19, 2002.

(2)	Mr. Valdiserri beneficially owns 7,140,400 shares of Class B Common Stock, which constitutes 100% of the issued and outstanding shares of Class B Common Stock, and 260,695 shares of Class A Common Stock. Under the Company’s Amended and Restated Certificate of Incorporation (the “Certificate”), the Class A Common Stock and the Class B Common Stock are entitled to the same rights and preferences, except with respect to voting power; the Class A Common Stock is entitled to one vote per share and the Class B Common Stock is entitled to 2.5 votes per share. Accordingly, Mr. Valdiserri has the power to elect all the nominees for Class II director described herein as well as the entire Board of Directors of the Company.

(3)	The shares of Class B Common Stock are convertible into shares of Class A Common Stock (i) at any time in the discretion of the holder of such shares of Class B Common Stock or (ii) automatically upon the transfer of shares of Class B Common Stock to other than certain permitted transferees. The Certificate provides that upon death or permanent disability of Mr. Valdiserri or voluntary retirement of Mr. Valdiserri as Chairman of the Board of Directors of the Company, Mr. Valdiserri’s shares of Class B Common Stock will automatically be converted into an equal number of shares of Class A Common Stock. The conversion rate is one share of Class A Common Stock for each share of Class B Common Stock and is subject to adjustment in certain circumstances. Accordingly, as adjusted to reflect the conversion of such Class B Common Stock, Mr. Valdiserri owns beneficially (as that term is defined in Rule 13d-3 of the Exchange Act) 7,401,095 shares of Class A Common Stock, representing approximately 33% of the 22,244,239 as adjusted shares of Class A Common Stock outstanding.

(4)	The figures shown include shares of Class A Common Stock allocated to the accounts of participants under the Rouge Steel Company Savings Plan for Salaried Employees, as amended, (the “Savings Plan”). Shares of Class A Common Stock acquired by the Trustee, Putnam Fiduciary Trust Company, for purposes of the Savings Plan are allocated to the accounts of participants as of the end of each month. Participants are entitled to provide instructions as to the voting of the shares allocated to their accounts. Shares credited to the accounts of participants who do not provide voting instructions are voted proportionately in the same manner as the Trustee votes the aggregate of all shares of Common Stock with respect to which the Trustee has received voting instructions from participants.

(5)	The information shown is derived from information set forth in the latest statements filed with the Securities and Exchange Commission with respect to ownership of Class A Common Stock. The percentage of Class A Common Stock owned by First Pacific Advisors, Inc., Merrill Lynch & Co., Inc., Donald Smith & Co., Inc., Dimensional Fund Advisors Inc., and Commonwealth of Pennsylvania, Public School Employees Retirement System is approximately 19.8%, 16.9%, 7.3%, 7.0% and 5.5%, respectively.

(6)	The shares indicated include 30,000, 22,501, 58,000, 41,500, 40,000 and 18,225 shares of Class A Common Stock that may be acquired by Messrs. Valdiserri, Camino, Latendresse, Hornberger, Nock and Szymanski, respectively, upon exercise of stock options granted under the Rouge Steel Company 1994 Stock Incentive Plan and the Rouge Steel Company 1998 Stock Incentive Plan (together, the “Stock Incentive Plans”).

(7)	The shares indicated include 9,651, 13,651, 6,901 and 13,151 shares of Class A Common Stock that may be acquired by Messrs. Fanello, Lobbia, Rushwin and Shannon, respectively, upon exercise of stock options granted under the Rouge Steel Company Outside Director Equity Plan (the “ODEP”). Mr. Pestillo has requested that he be excluded from participation in the ODEP and as a result he has not received any stock options under the ODEP.

(8)	All Directors and Executive Officers as a Group includes two officers of Rouge Steel Company who are not officers of the Company. The Rouge Steel Company officers are included on the Security Ownership table because they exercise significant influence and authority over decisions affecting the Company.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

Election of Directors

      The Company’s Amended and Restated Certificate of Incorporation (the “Certificate”) provides that the directors shall be divided into three classes: Class I, Class II and Class III, each class to consist of, as nearly as may be possible, one-third of the whole number of the Board of Directors. At each annual meeting of stockholders, the directors elected to succeed those whose terms are expiring shall be identified as being of the same class as the directors whom they succeed and shall be elected for a term expiring at the time of the third annual meeting of stockholders after their election, or until their successors are duly elected and qualified. A director elected to fill a vacancy is elected to the same class as the director he or she succeeds, and a director elected to fill a newly created directorship holds office until the next election of the class to which such director is elected.

      Pursuant to the provisions of the Amended and Restated By-Laws of the Company (the “By-Laws”), the number of directors constituting the board is not less than six and not more than nine.

      The present Class II directors are nominees for election this year for a three-year term expiring at the 2005 annual meeting of stockholders. All of the nominees and all of the continuing Class I and Class III directors have previously been elected by the stockholders. On June 1, 2001, Mr. Louis D. Camino retired as an officer of the Company and resigned as a Class I director. Of the seven present directors, two are officers of the Company. The Nominating Committee may decide to seek a third Class I and Class III director, but the Company does not anticipate that this director will be selected prior to the Meeting. If any nominee shall be unable to serve, proxies may be voted for another person designated by the Board of Directors. Management has no reason to believe that any of the nominees will be unable or unwilling to serve as a director, if elected. Should any nominee not be a candidate at the time of the Meeting (a situation which is not now anticipated), proxies may be voted in favor of the remaining nominees and may also be voted for a substitute nominee selected by the Board of Directors.

      To be eligible for election as directors, persons nominated other than by the Board of Directors must be nominated in accordance with the procedures set forth in the By-Laws. Those procedures require that written notice of the nomination be received by the Secretary of the Company 90 days prior to the date of the annual meeting of stockholders and contain certain information regarding the person or persons to be nominated and the stockholder giving such notice.

      Unless authority is specifically withheld, proxies will be voted for the election of the nominees named below to serve as directors of the Company until the 2005 annual meeting of stockholders of the Company or until their successors shall be duly elected and qualified. Directors shall be elected by a plurality of the votes cast, in person or by proxy, at the Meeting.

      Set forth as follows is information with respect to each nominee and each continuing director.

Nominees for Class II Directors — Terms Expire in 2005

	Principal Occupation	First Year
	for the Past Five Years	Became a
Name and Age	and Current Public Directorships	Director

Gary P. Latendresse (58)	Mr. Latendresse has been Vice Chairman and Chief Financial Officer of the Company since July 1999. From 1998 until July 1999, he was Executive Vice President and Chief Financial Officer of the Company. He was Vice President and Chief Financial Officer from 1992 to 1998 and Vice President, Finance and Controller from 1987 until 1992. Mr. Latendresse has held various financial positions with the Company and Ford Motor Company and has 33 years of experience in the steel manufacturing industry. Mr. Latendresse is also the Treasurer and Assistant Secretary of the Company.	1992

Dominick C. Fanello (80)	Mr. Fanello was the founder of Shiloh Corporation in 1954 and held various executive positions with Shiloh Corporation and Shiloh Industries, Inc. (“Shiloh”) for over 47 years. Mr. Fanello resigned his position as the Chief Executive Officer and Chairman of the Board of Shiloh in 1995 and 1996, respectively, and continued as Vice Chairman until 2000 when he retired. Mr. Fanello served as a director of Shiloh from 1992 to 2000 and presently serves as a director of Park National Bank (Newark, Ohio).	1996

John E. Lobbia (60)	Mr. Lobbia was Chairman and Chief Executive Officer at DTE Energy Company from 1996 until his retirement in 1998. Mr. Lobbia served as Chairman and Chief Executive Officer of Detroit Edison Company from 1994 to 1996, as Chairman, President and Chief Executive Officer from 1990 to 1994 and as President and Chief Operating Officer from 1988 to 1990. Mr. Lobbia has worked directly with many of the Detroit area’s industrial concerns and has, during his career, had extensive experience with steel manufacturing customers at DTE Energy. Mr. Lobbia continues as a director of DTE Energy Company.	1990

Continuing Class III Directors — Terms Expire in 2003

	Principal Occupation	First Year
	for the Past Five Years	Became a
Name and Age	and Current Public Directorships	Director

Carl L. Valdiserri (65)	Mr. Valdiserri has been Chairman and Chief Executive Officer of the Company since 1989. From 1987 until 1989, he was an independent consultant regarding the steel industry, principally to The Chase Manhattan Bank, N.A. From 1982 until 1987, Mr. Valdiserri was Executive Vice President of Weirton Steel Corporation. Mr. Valdiserri joined the Weirton Division of National Steel Corporation in 1978. He was Chief Engineer in the Great Lakes Division of National Steel Corporation from 1973 to 1978 and held various other engineering positions from 1964 to 1972. He began his career with Wheeling-Pittsburgh Steel Corporation in 1958. Mr. Valdiserri has 43 years of experience in the steel manufacturing industry. Mr. Valdiserri is also a director of Champion Enterprises, Inc.	1989

Clayton P. Shannon (67)	Mr. Shannon was Senior Vice President, Finance and Chief Financial Officer at Calgon Carbon Corporation until his retirement in 1995. Prior to joining Calgon Carbon in 1985, Mr. Shannon served as Treasurer of National Intergroup, Inc., the former parent company of National Steel Corporation.	1990

Continuing Class I Directors — Terms Expire in 2004

	Principal Occupation	First Year
	for the Past Five Years	Became a
Name and Age	and Current Public Directorships	Director

Peter J. Pestillo (64)	Mr. Pestillo has been Chairman and Chief Executive Officer of Visteon Corporation since January 1, 2000. Mr. Pestillo was Vice Chairman and Chief of Staff at Ford Motor Company from January 1999 to December 1999 and Executive Vice President, Corporate Relations from 1993 to 1999. Mr. Pestillo joined Ford in 1980, and his responsibilities since that time have included human resources, labor relations, legal and public affairs. Mr. Pestillo serves as a director of Hertz Corporation.	1990

Shamel T. Rushwin (54)	Mr. Rushwin has been Vice President, North America Business Operations at Ford Motor Company since August 2001, and was Vice President, Vehicle Operations at Ford from January 2000 to July 2001. Mr. Rushwin was Vice President, Advanced Manufacturing at Ford from March 1999 to December 1999. Prior to joining Ford in 1999, Mr. Rushwin was Vice President, International Manufacturing and Minivan Assembly Operations for DaimlerChrysler Corporation. Mr. Rushwin began his career with General Motors Corporation in 1965 and subsequently worked for Volkswagen of North America.	2000

Recommendation of the Board of Directors

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES.

Meetings and Committees

      The Board of Directors met or took action by unanimous written consent on eleven occasions during the fiscal year ended December 31, 2001. There are five committees of the Board of Directors: the Executive Committee, the Audit Committee, the Compensation Committee, the Nominating Committee and the Employee Indemnification Committee. The members of the Executive Committee are Carl L. Valdiserri (Chairman), John E. Lobbia and Peter J. Pestillo. The Executive Committee met or took action by unanimous written consent on one occasion during the fiscal year ended December 31, 2001. The Executive Committee possesses and exercises all the power and authority of the Board of Directors in the management and direction of the business and affairs of the Company, except as limited by law. The members of the Audit Committee are Clayton P. Shannon (Chairman), Dominick C. Fanello and John E. Lobbia. The Audit Committee met or took action by unanimous written consent on two occasions during the fiscal year ended December 31, 2001. The Audit Committee annually recommends to the Board of Directors independent public accountants to serve as auditors of the Company’s books, records and accounts, reviews the scope of the audits performed by such auditors and the audit reports prepared by them and reviews related party transactions and certain other matters. The members of the Compensation Committee are John E. Lobbia (Chairman), Dominick C. Fanello, Peter J. Pestillo and Shamel T. Rushwin. The Compensation Committee met or took action by unanimous written consent on two occasions during the fiscal year ended December 31, 2001. The Compensation Committee establishes general compensation policies and reviews and determines salaries and incentive compensation for executive officers of the Company. The members of the Nominating Committee are Carl L. Valdiserri (Chairman), Peter J. Pestillo and Clayton P. Shannon. The Nominating Committee took action by unanimous written consent on one occasion during the fiscal year ended December 31, 2001. The Nominating Committee recommends nominees to the Board of Directors of the Company. For information regarding the Nominating Committee’s consideration of nominees recommended to the Company’s stockholders, see “— Election of Directors” above. The members of the Employee Indemnification Committee are Carl L. Valdiserri (Chairman), Louis D. Camino and Gary P. Latendresse. The Employee Indemnification Committee was not required to take any action during the fiscal year ended December 31, 2001. The Employee Indemnification Committee determines whether to indemnify employees of the Company (other than officers and directors of the Company) against liabilities and claims arising out of employment with the Company. On June 1, 2001, Louis D. Camino, a member of the Employee Indemnification Committee, retired as an officer of the Company and resigned as a member of the Board of Directors.

Compensation of Directors

      General. Directors of the Company who are employees of the Company do not receive any compensation for being directors. Each director of the Company who is not an employee of the Company is entitled to receive (i) an annual director’s fee of $15,000 (the “Retainer”), payable in quarterly installments on each April 30, July 31, October 31 and January 31 (each such date, a “Retainer Payment Date”), (ii) $1,000 for attendance at each meeting of the Board of Directors, (iii) $500 for attendance at each meeting of a standing committee of which he is a member, but not the chairman, that is held in conjunction with any annual, regular or special meeting of the Board of Directors and $1,000 for attendance at each such committee meeting that is not held in conjunction with any annual, regular or special meeting of the Board of Directors, and (iv) $1,000 for chairing each meeting of a standing committee of which he is the chairman that is held in conjunction with any annual, regular or special meeting of the Board of Directors and $1,500 for chairing each such committee meeting that is not held in conjunction with any annual, regular or special meeting of the Board of Directors. Each director who is not an employee of the Company also is entitled to be reimbursed for expenses incurred in connection with the business and affairs of the Company. Mr. Pestillo has elected to waive any of the above described fees and expense reimbursements in return for his services as director.

      Outside Director Equity Plan. The Company’s Outside Director Equity Plan (“ODEP”) provides for the granting of stock awards and stock options to Eligible Directors. An “Eligible Director” is a member of the Board of Directors who is not an employee of the Company, Rouge Steel Company or an affiliate of the Company (an “Outside Director”), except that an Eligible Director who is an employee of an entity that is an affiliate of the Company or Rouge Steel Company other than by virtue of the Company’s control of such entity may participate in the ODEP if such director is otherwise an Outside Director and participates in no equity-based plan (other than the ODEP) of the Company or any subsidiary thereof. The ODEP also provides, under certain circumstances, that Eligible Directors may elect to receive all or a portion of their retainer in the form of Class A Common Stock.

      The ODEP provides for the issuance of up to 200,000 shares of Class A Common Stock. The shares of Class A Common Stock available under the ODEP are offered and issued directly by the Company. No fees or commissions are charged by the Company in connection with stock awards and stock options under the ODEP. Since the adoption of the ODEP seven years ago, the Company has issued 133,725 shares of Class A Common Stock to Eligible Directors under the ODEP. See Proposal No. 2 requesting shareholder ratification of 50,000 shares of Class A Common Stock reserved for the Rouge Steel Company 2002 Stock Incentive Plan as shares reserved for the ODEP and approval of an amendment to the ODEP (the “ODEP Amendment”) increasing the number of shares available for grant.

      As of the date of each annual meeting of stockholders under the terms of the ODEP, each Eligible Director will automatically receive an option to purchase 1,000 shares of Class A Common Stock, provided such Eligible Director continues to serve as a director of the Company after such annual meeting of stockholders. As of April 1, 2001, each Eligible Director shall receive, on each Retainer Payment Date (as defined in the ODEP), but only in the event no quarterly portion of a Retainer is paid or the quarterly portion of the Retainer is zero, an option to purchase the number of shares (rounded down to the next whole share) of Class A Common Stock equivalent to the quotient of (a) $7,500 divided by (b) 100% of the Fair Market Value of a share of Class A Common Stock as of the Retainer Payment Date (the “Director Purchase Price”). In 2001, Messrs. Fanello, Lobbia, Rushwin and Shannon were each granted options to purchase 13,801 shares of Class A Common Stock. At Mr. Pestillo’s request, he has been excluded from participation in the ODEP until further notice. As of April 5, 2002, Mr. Pestillo has not requested that the Company include him in the ODEP.

      Under the ODEP, 25% of the options granted are exercisable on the date the options are granted, and assuming the director remains a member of the Board, an additional 25% of the options become exercisable each succeeding December 31. The exercise price may be paid, in whole or in part, (i) in cash; (ii) in whole shares of Class A Common Stock, valued at their then Fair Market Value (as defined in the ODEP); (iii) pursuant to an election prior to or coincidental with such exercise to satisfy the exercise price through the withholding of shares issuable upon exercise of the option and valued at their then Fair Market Value; or (iv) by a combination of such methods of payment. The Company may enter into any arrangement permitted under applicable laws (but only to the extent permitted under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) to facilitate the “cashless” exercise of any option.

      Generally, an option may be exercised by an Eligible Director during the period that director remains a member of the Board of Directors and for a period of five years following retirement. However, only those options exercisable at the date of retirement may be exercised during the period following retirement unless the Compensation Committee determines otherwise and in no event will the options be exercisable more than ten years after the date of the grant. In the event of the death of an Eligible Director, the options shall be exercisable only within the 12 months next succeeding the date of death. However, only those options exercisable at the date of the Eligible Director’s death may be exercised during the period following death unless the Compensation

Committee determines otherwise and in no event shall the options be exercisable more than ten years after the date of grant.

      The exercise price of each option is 100% of the Fair Market Value of the Class A Common Stock subject to an option on the date the option is granted.

      As of each Retainer Payment Date, during any period where the quarterly portion of the Retainer is paid, each Eligible Director shall automatically receive a stock award under the ODEP. The number of shares (rounded down to the next whole share) of Class A Common Stock awarded is equivalent to the quotient of (i) the quarterly retainer paid such Eligible Director for such Retainer Payment Date divided by (ii) the Director Purchase Price. In 2001, Messrs. Fanello, Lobbia and Shannon were each awarded 3,125 shares of Class A Common Stock and Mr. Rushwin was awarded 4,910 shares of Class A Common Stock, 1,785 shares of which were attributable to the third quarter of 2000.

      Furthermore, the Chief Executive Officer may, in his sole discretion, grant shares of Class A Common Stock to any Eligible Director who displays extraordinary performance for a particular period. The time of and amount of such grant and the performance required for such grant is determined in the sole discretion of the Chief Executive Officer; provided, however, that the Chief Executive Officer may not grant more than 2,000 shares to an Eligible Director pursuant to this provision during any calendar year. Shares of Class A Common Stock so granted must be held by the grantee for a period of six months following acquisition.

      An Eligible Director may irrevocably elect (the “Equity Election”), prior to each Retainer Payment Date, to receive all or a portion of the amounts paid by the Company to such Eligible Director as an annual retainer for services to be rendered as a member of the Board of Directors during any fiscal year of the Company, in the form of Class A Common Stock. If the retainer of an Eligible Director is increased subsequent to the Equity Election, such election shall apply to the amount of such increase. On the applicable Retainer Payment Date, the Eligible Director will receive the number of shares of Class A Common Stock equal to (i) the portion of the retainer specified in the Equity Election divided by (ii) the Director Purchase Price.

      In the event that payment of the option price is made by delivering shares to the Company, the optionee generally will not recognize any gain with respect to the exchanged shares, and special rules will apply in determining the basis of the new shares received. In addition, the fair market value of the additional shares received by the optionee will be taxable as ordinary income. In the event that shares issuable upon exercise are withheld by the Company in payment of the option price, the Fair Market Value of the additional shares received by the optionee will be taxable as ordinary income.

      The Board of Directors or the Compensation Committee may terminate, suspend, modify or amend the ODEP at any time, provided that such amendment does not impair the rights of an optionee or recipient with respect to any stock award or stock option previously granted under the ODEP and that stockholder approval is required to the extent that such stockholder approval is necessary to comply with applicable provisions of Section 16 of the Exchange Act (or Rule 16b-3 thereunder) or any other requirement of applicable law or regulation. Notwithstanding the foregoing, the provisions of the ODEP with respect to eligibility for participation or the timing or amounts of grants of stock awards or stock options may not be amended more than once every six months (other than to comport with changes in the Internal Revenue Code of 1986, as amended (the “Code”), or the Employee Retirement Income Security Act of 1974, as amended).

EXECUTIVE COMPENSATION

Summary Compensation Table

      The following table sets forth, for the fiscal years ended December 31, 2001, 2000 and 1999, each component of compensation paid or awarded to, or earned by, the Chief Executive Officer (the “CEO”) of the Company and each of the four most highly compensated executive officers who were serving as executive officers at the end of the last fiscal year, other than the CEO (collectively referred to as the “Named Executive Officers”).

Summary Compensation Table

						Long-term
						Compensation
		Annual Compensation
						Number of
				Other		Securities
Name and				Annual		Underlying	All Other
Principal Position	Year	Salary	Bonus(1)	Compensation		Options	Compensation(2)

Carl L. Valdiserri(3)	2001	$68,759	—	—		60,000	$2,699
Chairman and Chief	2000	275,000	—	—		—	4,130
Executive Officer	1999	275,000	—	—		—	4,990

Louis D. Camino(4)	2001	97,917	—	—		14,000	470,940
Former President and	2000	235,000	—	—		12,000	3,517
Chief Operating Officer	1999	235,000	—	—		10,000	4,251

Gary P. Latendresse	2001	235,000	—	—		25,000	2,292
Vice Chairman and	2000	235,000	—	—		14,000	3,517
Chief Financial Officer	1999	214,583	—	—		12,000	3,752

William E. Hornberger	2001	175,000	—	—		20,000	1,685
Senior Vice President,	2000	175,000	—	—		10,000	2,596
Corporate Relations	1999	158,750	—	—		8,000	2,826
and External Affairs

Ronald J. Nock	2001	175,000	—	5,318	(5)	15,000	1,685
Senior Vice President,	2000	175,000	—	5,285	(5)	10,000	2,596
Commercial and Strategic	1999	160,000	—	5,045	(5)	8,000	2,869
Planning

Martin Szymanski	2001	160,000	—	—		10,000	1,536
Vice President and	2000	160,000	—	—		5,100	2,369
General Counsel	1999	151,667	—	—		4,400	2,685

(1)	Amounts awarded pursuant to the Rouge Steel Company Incentive Compensation Plan.

(2)	Consists of employer contributions to the Rouge Steel Company Savings Plan for Salaried Employees and life insurance premiums paid by the Company on behalf of the Named Executive Officers. In the case of Mr. Camino, separation benefits under an agreement dated May 31, 2001 between Mr. Camino and Rouge Steel Company are included.

(3)	On April 1, 2001, Mr. Valdiserri’s base salary was reduced to $1.00 (see Report of the Compensation Committee).

(4)	Mr. Camino retired from the Company on June 1, 2001.

(5)	Includes reimbursement by the Company for certain taxes payable.

Individual Option Grants in 2001

      The Company adopted stock incentive plans in 1994 and 1998 (the “Stock Incentive Plans”) under which key employees can be granted stock options, stock appreciation rights, restricted stock and performance share awards. The following table sets forth information with respect to all stock options granted by the Compensation Committee to the Named Executive Officers during 2001 under the Stock Incentive Plans.

Option Grants in 2001

		Percent of
	Number of	Total Options
	Securities	Granted to
	Underlying	Employees	Exercise or
	Options	in Fiscal	Base Price	Expiration	Grant Date
Executive	Granted(1)	Year	Per Share	Date(2)	Value(3)

Carl L. Valdiserri	60,000	23.1%	$2.19	04/01/11	$64,044

Louis D. Camino	14,000	5.4	2.19	04/01/11	14,944

Gary P. Latendresse	25,000	9.6	2.19	04/01/11	26,685

William E. Hornberger	20,000	7.7	2.19	04/01/11	21,348

Ronald J. Nock	15,000	5.8	2.19	04/01/11	16,011

Martin Szymanski	10,000	3.9	2.19	04/01/11	10,674

(1)	Includes options which qualify as incentive stock options under Section 422 of the Code and options which do not so qualify.

(2)	Outstanding options expire ten years after the date of grant, if not earlier due to death, retirement, disability or termination of employment.

(3)	Based on the Black-Scholes option pricing model, using the following assumptions: (a) 7-year option term; (b) 4.86% risk-free interest rate; (c) 60.843% volatility; and (d) 3.653% dividend yield. Actual gain, if any, is dependent upon the actual performance of the shares of Class A Common Stock underlying these options, and there is no assurance that the amounts shown in this column will be achieved.

Aggregated Option Exercises in 2001 and Year-End Option Values

      No option held by any Named Executive Officer was exercised during 2001. The following table sets forth information with respect to each Named Executive Officer’s holdings of unexercised stock options at December 31, 2001.

Option Exercises in 2001

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-The-Money Options
	Shares		Options at Fiscal Year-End		at Fiscal Year-End
	Acquired on	Value
Executive	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Carl L. Valdiserri	$0	$0	30,000	30,000	$0	$0

Louis D. Camino	0	0	31,876	22,501	0	0

Gary P. Latendresse	0	0	58,000	16,000	0	0

William E. Hornberger	0	0	41,500	12,500	0	0

Ronald J. Nock	0	0	40,000	10,000	0	0

Martin Szymanski	0	0	18,225	6,275	0	0

Report of the Compensation Committee

      The Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) has the responsibility to review and determine compensation and benefits for all officers of the Company. It is also responsible for the determination of executive compensation programs and the award of incentive payments and stock options under those programs. In addition, the Compensation Committee reviews compensation and benefit programs applying to all hourly and salaried employees. The Compensation Committee consists of four directors, none of whom is or has been an employee of the Company or is eligible to participate in the Company’s executive compensation programs other than the ODEP.

      Philosophy. The Compensation Committee’s policies on executive compensation are designed to attract, retain and motivate executives by providing competitive levels of compensation that integrate the Company’s annual and long-term performance goals, reward strong corporate performance and recognize individual initiative and achievements to enhance stockholder value.

      The Compensation Committee reviews, among other things, survey data provided by independent, nationally recognized compensation consulting firms for both the steel industry and general industry. In particular, the Compensation Committee considers compensation data with respect to a peer group of steel producers with annual revenues of up to $2.0 billion and a peer group comprised of the members of the common stock peer group. See “— Common Stock Performance.” In determining the common stock peer group for the Common Stock Performance graph, the Compensation Committee approved management’s selection of companies with comparable products, markets, customers or revenues. The two compensation peer groups provide the Compensation Committee with competitive data on companies of comparable size and market.

      The Compensation Committee targets total cash compensation at levels generally comparable to the compensation peer groups. Executive compensation is weighted heavily toward programs contingent upon the Company’s financial performance. The Compensation Committee also believes that stock ownership by employees and stock-based compensation programs are beneficial in aligning the interests of employees and stockholders.

      Components of Executive Officer Compensation. Executive officer compensation includes base salary, quarterly incentive cash compensation, long-term stock-based compensation and a broad-based benefits program.

      The base salaries of executive officers are targeted below the median of the compensation peer groups of companies, subject to variation by individual executive based on individual performance and scope of responsibility. Incentive cash compensation provides a performance-sensitive compensation opportunity for the Company’s executives above the median of the peer groups. It is the Compensation Committee’s intent to set base compensation at levels so that when the Company performs well, the incentive compensation payments would put Company officers above the median level of cash compensation being paid to officers of the compensation peer groups. Conversely, when the Company performs poorly, total cash compensation would fall below the median compensation level. No base salary increases were made to executive officers in 2001.

      Incentive cash compensation is based upon measured financial results of the Company. Under the Company’s Incentive Compensation Plan (the “Incentive Compensation Plan”), the amount set aside for awards each quarter is a percentage of income before income taxes (as reported in Rouge Steel’s Consolidated Statement of Operations with certain adjustments). No incentive compensation was paid in 2001 to any executive officer based on the Company’s financial performance.

      The Company adopted the 1994 Stock Incentive Plan and the 1998 Stock Incentive Plan (the “Stock Incentive Plans”) to link executive compensation to the Company’s Class A Common Stock share price and to increase long-term retention of key employees. In 2001, the Compensation Committee approved the grant of stock options under the Stock Incentive Plans to key managers of the Company, including the Named Executive Officers. The awards were targeted at or about the middle of the range of long-term incentive compensation paid to executive officers in the compensation peer groups as determined by the Compensation Committee’s review of survey data. In 2001, the Company adopted the 2002 Stock Incentive Plan but as of December 31, 2001, no shares had been awarded.

      The executive officers participate in a broad-based benefits program including a pension plan, health care coverage, life insurance, disability benefits and a tax-deferred savings plan.

      Performance of the CEO. The Compensation Committee’s review of the compensation of the CEO, Carl L. Valdiserri, considered compensation survey data compiled by independent, nationally recognized compensation firms regarding the base salary, total cash compensation and total direct compensation of chief executive officers of the compensation peer group, the steel industry and general industry.

      In its March 8, 2001 meeting, the Compensation Committee approved Mr. Valdiserri’s recommendation that his base monthly salary be reduced to $1.00 for a period of one year commencing on April 1, 2001. In consideration of the base salary reduction, the Compensation Committee approved a nonqualified stock option award to Mr. Valdiserri for 60,000 shares of the Company’s Class A Common Stock, pursuant to the Stock Incentive Plans, at an exercise price equal to its fair market value on April 1, 2001. In its March 20, 2002 meeting, the Compensation Committee approved the continuation of Mr. Valdiserri’s monthly base salary reduction to $1.00 for a period of six months. Barring further action by the Compensation Committee, Mr. Valdiserri’s base salary will be restored to its former level on October 1, 2002. Consistent with the Company’s philosophy that the total compensation of the CEO, Carl L. Valdiserri, should be heavily dependent upon the Company’s financial performance, a significant portion of Mr. Valdiserri’s total compensation is targeted to incentive compensation. Mr. Valdiserri received no incentive compensation in 2001 due to the Company’s financial performance.

      In 2001, the Compensation Committee continued its support of a charitable fund in the name of Mr. Valdiserri to serve as an appropriate means for public recognition of the Company and Mr. Valdiserri’s personal interest in providing college scholarships for the dependents of Company employees.

      Deductibility of Compensation. The Internal Revenue Service, under Section 162(m) of the Code, will generally deny the deduction of compensation paid to certain executives to the extent such compensation exceeds $1 million, subject to an exception for compensation that meets certain “performance-based” requirements. Whether the Section 162(m) limitation with respect to an executive will be exceeded and whether the Company’s deductions for compensation paid in excess of the $1 million cap will be denied will depend upon the resolution of various factual and legal issues that cannot be resolved at this time. As to options granted under the Stock Incentive Plans, the Company intends to comply with the rules governing the Section 162(m) limitation so that compensation attributable to such options will not be subject to limitation under such rules. As to other compensation, it is not expected that compensation to executives of the Company will exceed the Section 162(m) limitation in the foreseeable future and no officer of the Company received compensation in 2001 which resulted, under Section 162(m), in the non-deductibility of such compensation to the Company. If, however, any compensation would be expected to exceed the Section 162(m) limitation, the Company will consider taking action to structure any such compensation in a manner to cause such compensation to be exempt from the Section 162(m) limitation.

COMPENSATION COMMITTEE

John E. Lobbia, Chairman
Dominick C. Fanello
Peter J. Pestillo
Shamel T. Rushwin

Report of the Audit Committee

      The Audit Committee of the Company’s Board of Directors (the “Audit Committee”) is comprised of three independent directors and operates under a written charter adopted by the Board of Directors, which is attached hereto as Annex A.

      Management of the Company is responsible for the Company’s internal controls and the financial reporting process. The Company’s independent accountants, PricewaterhouseCoopers LLP, are responsible for performing an independent audit of the Company’s financial statements in accordance with auditing standards generally accepted in the United States of America and the issuance of a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

      In that context, the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that the Company’s financial statements were prepared in accordance with accounting principles generally accepted in the United States of America and the Audit Committee has reviewed and discussed the audited financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees.” The independent accountants also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and the Audit Committee discussed with the independent accountants that firm’s independence from the Company and its management.

      Based on the Audit Committee’s discussion with management and the independent accountants and the Audit Committee’s review of the representation of management regarding the audited financial statements and of the report of the independent accountants to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on 10-K for the fiscal year ended December 31, 2001, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Clayton P. Shannon, Chairman
Dominick C. Fanello
John E. Lobbia

Common Stock Performance

      The following graph compares the cumulative return from investing $100 at December 31, 1996, in the Company’s Class A Common Stock, the S&P 500 index of companies, the S&P Steel Index and a peer group of integrated steel companies selected by management and comprised of LTV Corporation, National Steel Corporation, AK Steel Holding Corporation and Weirton Steel Corporation, with dividends assumed to be reinvested when received.

Performance Comparison

	1997	1998	1999	2000	2001

	Dec 31	Dec 31	Dec 31	Dec 31	Dec 31

Rouge Industries	58.15	42.39	38.68	9.32	7.05

S&P 500	131.19	166.14	198.54	178.24	155.17

Peer Group	95.18	88.90	88.68	28.70	33.41

S&P Steel Index	100.03	84.97	91.09	55.54	69.18

Compensation Committee Interlocks and Insider Participation

      During the year ended December 31, 2001, Carl L. Valdiserri, Chairman and Chief Executive Officer of the Company, attended Compensation Committee meetings to present management recommendations and answer questions with respect to executive performance and compensation. No other member of the Board of Directors who is also an officer or employee of the Company participated in any such meetings.

Employee Benefit Plans

      Pension Plan. The table below sets forth the estimated qualified annual retirement benefits (contributory and noncontributory) under the Salaried Retirement Plan payable on a straight life annuity basis to the Named Executive Officers who meet the credited service requirement for retirement at age 65. Normal retirement benefits are not subject to deduction for Social Security benefits.

      The formula used to calculate noncontributory benefits under the qualified pension plan considers the participant’s non-contributory service and a flat benefit rate associated with that level of service. The formula used to determine contributory retirement benefits under the qualified pension plan considers (i) the participant’s final average pay, which is defined as the highest average monthly salary of any five consecutive December 31 dates of the last ten years that the participant was making contributions and (ii) the participant’s contributory service. Average monthly salary is the base monthly salary prior to giving effect to any salary reduction pursuant to the Company’s tax-efficient savings plan, and does not include bonuses or any other forms of supplemental compensation. To be eligible to receive a contributory benefit, participants must contribute at the rate of 1 1/2% of base salary for each credited year of service. At December 31, 2001, Messrs. Valdiserri, Latendresse and Hornberger had 12 credited years of service, and Messrs. Nock and Szymanski had 19.4 and 5.0 credited years of service, respectively, under the qualified pension plan.

      Select members of management as determined by the Compensation Committee, including the Named Executive Officers, participate in the non-qualified Benefit Restoration Plan, in which salary in excess of the Code compensation limit is used in a formula similar to that which determines qualified plan contributory retirement benefits. For purposes of this plan, on or after January 1, 2000, Mr. Valdiserri’s salary is deemed to be the greater of $275,000 or his base annual salary. At December 31, 2001, Mr. Valdiserri had 12 credited years of service, Mr. Nock had 19.4 credited years of service and Mr. Szymanski had 5.0 years of credited service. Mr. Latendresse and Mr. Hornberger had 35.9 and 29.0 credited years of service, respectively, under the Benefit Restoration Plan, but the benefit under this plan is offset by Ford Motor Company General Retirement Plan benefits. The Pension Plan Table below may be utilized to estimate this benefit.

Pension Plan Table

	Credited Years of Service

Average Yearly
Compensation	5	10	15	20	25	30	35

$ 50,000	$4,000	$7,500	$11,500	$15,500	$19,500	$23,000	$27,000

100,000	8,500	17,000	25,500	34,500	43,000	51,500	60,000

150,000	13,000	26,500	39,500	53,000	66,500	80,000	93,000

200,000	17,500	35,500	53,500	72,000	90,000	108,000	126,000

250,000	22,000	45,000	68,000	90,500	113,500	136,500	159,500

300,000	26,500	54,000	82,000	109,500	137,000	164,500	192,500

350,000	31,000	63,500	96,000	128,500	160,500	193,000	225,500

400,000	35,500	73,000	110,000	147,000	184,000	221,500	258,500

      Select members of management as determined by the Compensation Committee, including the Named Executive Officers, participate in the non-qualified Supplemental Executive Retirement Plan (“SERP”), in which a benefit is based on a formula similar to that which determines contributory retirement benefits, except that the benefit is based on the average annual bonuses paid under the Incentive Compensation Plan for the highest five years of the ten years prior to retirement. For purposes of the SERP, at December 31, 2001, Mr. Valdiserri had 12 credited years of service and Messrs. Latendresse, Hornberger, Nock and Szymanski had 35.9, 29.0, 19.4 and 5.0 credited years of service, respectively. The Pension Plan Table above may be utilized to estimate this benefit.

      Profit Sharing Plans for Hourly and Salaried Employees. Under the Profit Sharing Plan for Hourly Employees and the Profit Sharing Plan for Salaried Employees, the Company is obligated to make payments to eligible employees, with respect to each calendar quarter, of a portion of income before income taxes (as reported in Rouge Steel’s Consolidated Statement of Operations with certain adjustments) that meets certain targeted percentages of sales. The Company made no payments under these plans in 2001.

      Savings Plan for Salaried Employees. Under the Rouge Steel Company Savings Plan for Salaried Employees, eligible salaried employees may make voluntary pre-tax contributions not to exceed 15% of the employee’s base salary and after-tax contributions not to exceed 10% of the employee’s base salary. Among the investment alternatives available to employees since February 1995 is the investment of all or a portion of their accounts in Class A Common Stock. The Company is obligated to match the employee’s contributions up to 10% of the employee’s base salary. The Company matches employee contributions in an amount ranging from 0% to 100% (depending on Rouge Steel’s level of income before income taxes as a percentage of sales (as used in the profit sharing plans) during an applicable quarter) of the employee’s pre- and after-tax contributions during the applicable month. Since 1995, the Company’s matching contributions have been made in Class A Common Stock. No Company matching contributions were made in 2001.

      Incentive Compensation Plan. Under the Incentive Compensation Plan, the officers and employee-directors and certain other salaried employees of Rouge Steel are eligible to receive quarterly incentive compensation payments for contributing to the success of the Company. Upon the recommendation of the CEO of the Company, at the end of each quarter, the Compensation Committee will determine the maximum total amount of all such awards to be made for the quarter, will act on the recommendation made by the CEO regarding officer awards, and will determine the CEO’s award. The amount set aside each quarter is a percentage of Rouge Steel’s income before income taxes (as reported in Rouge Steel’s Consolidated Statement of Operations with certain adjustments). The Company made no payments under this plan in 2001.

      Stock Incentive Plans. Under the 1994 Stock Incentive Plan, 1998 Stock Incentive Plan and the 2002 Stock Incentive Plan a maximum of 400,000 shares, 500,000 shares and 500,000 shares, respectively, of Class A Common Stock has been authorized for the granting of qualified incentive stock options (“ISOs”), nonqualified stock options (“NQSOs” and together with ISOs, “Options”), stock appreciation rights (“SARs”), restricted stock awards (“RSAs”) and performance share awards (“PSAs”). Upon shareholder approval of Proposal No. 2, the number of shares available under the 2002 Stock Incentive Plan will be reduced to 450,000 from 500,000. The shares of Class A Common Stock available under the Stock Incentive Plans are offered and issued directly by the Company. No fees or commissions will be charged by the Company in connection with the awards. In no event may any employee receive Options, SARs, RSAs, PSAs or any combination thereof for more than 50,000 shares of Class A Common Stock over the life of the 1994 Stock Incentive Plan or the 1998 Stock Incentive Plan. As of December 31, 2001, Options totaling 363,976 shares were outstanding pursuant to the 1994 Stock Incentive Plan. As of December 31, 2001, Options totaling 468,300 shares were outstanding pursuant to the 1998 Stock Incentive Plan. As of December 31, 2001, no shares have been awarded under the 2002 Stock Incentive Plan. The purposes of the Stock Incentive Plans are to align the interests of certain officers of the Company and employees of Rouge Steel with those of stockholders by rewarding long-term growth and profitability of the Company and to attract and retain individuals of experience and ability. All officers and employee-directors and certain other employees of the Company or its subsidiaries are eligible to participate under the Stock Incentive Plans, as deemed appropriate by the Compensation Committee.

Separation Benefits

      The Company does not have employment contracts with its executive officers. Certain salaried employees of Rouge Steel, including the Named Executive Officers, are eligible to participate in the Rouge Steel’s Salaried Income Security Plan (the “SISP”). Under the SISP, eligible salaried employees are entitled to receive basic and supplemental benefits in the event of certain terminations of employment with Rouge Steel. In the event of such a termination, eligible salaried employees who have at least one full year of service are entitled to receive up to 12 months of base salary paid over up to 22 months depending on years of service at termination. Upon exhaustion of basic benefits under the SISP, eligible employees with more than 15 years of service are entitled to receive supplemental benefits equal to 50% of base salary plus 1% for each full year of service over

15 years. These supplemental benefits continue until reemployment, refusal to accept work, retirement or death. For purposes of basic and supplemental benefits under the SISP, base salary is the highest base salary received during the 12 months immediately preceding termination.

      Certain Rouge Steel executives, including Messrs. Latendresse, Hornberger, Nock and Szymanski have entered into agreements that were unanimously approved by the outside members of the Board of Directors. These agreements provide severance benefits upon a defined change in control event coupled with employment termination under certain circumstances. Upon the occurrence of a defined termination, executives with such an agreement are eligible for a lump sum payment equal to two times base salary and target bonus, welfare benefits (excluding stock and disability plan benefits), outplacement services not to exceed 15% of base pay, the accelerated vesting of non-vested stock options and additional benefits under the Supplemental Executive Retirement Plan and the Benefit Restoration Plan. These benefits are offset by benefits payable under the previous paragraph.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions

      The Company believes that the transactions discussed below, as well as the terms of any future transactions and agreements (including renewals of any existing agreements) between the Company and its affiliates, are and will be at least as favorable to the Company as could be obtained from unaffiliated parties. The Board of Directors of the Company will be advised in advance of any such proposed transaction or agreement and will utilize such procedures in evaluating the terms and provisions of such proposed transaction or agreement as are appropriate in light of the fiduciary duties of the directors under the Delaware General Corporation Law. In addition, the Company has established an Audit Committee, which consists of three independent directors. One of the responsibilities of the Audit Committee is to review related party transactions. See “Proposal No. 1 — Election of Directors — Meetings and Committees.”

The Amended and Restated Stockholders Agreement

      The Amended and Restated Stockholders Agreement provides Carl L. Valdiserri four demand registration rights in certain circumstances with respect to his shares of Class A Common Stock. The demand registration rights described above are exercisable at any time. In addition, Mr. Valdiserri and/or his permitted transferees have unlimited demand registration rights on Forms S-2 and S-3. Mr. Valdiserri and/or his permitted transferees also have unlimited piggyback registration rights. The Company has agreed to pay any expenses (except all applicable underwriting discounts and commissions) incurred in connection with a registration requested under the Amended and Restated Stockholders Agreement, except that, with respect to the demand registration rights, reimbursement is required only where the expected purchase price of the registrable securities exceeds $5 million and, in the case of registration on Form S-2 or S-3, only holders of 5% or more of the Company’s Common Stock shall be reimbursed.

      The Amended and Restated Stockholders Agreement terminates (a) upon the consent of each of the parties; (b) upon the sale of all or substantially all of the assets of the Company and the distribution of the proceeds thereof to the stockholders at such time; (c) as to any share of Common Stock, when such share is transferred other than to permitted transferees; (d) as to any party, when such party ceases to hold any Common Stock (or any legal or beneficial interest therein); or (e) on February 28, 2004, provided that certain expense and indemnification provisions survive.

PROPOSAL NO. 2 — AMENDMENTS TO ROUGE STEEL COMPANY
OUTSIDE DIRECTOR EQUITY PLAN AND 2002 STOCK INCENTIVE PLAN

      The Board of Directors has approved, and requests stockholder (i) ratification of the reservation of an additional 50,000 shares of Class A Common Stock, subject to adjustment, for award pursuant to the Rouge Steel Company Outside Director Equity Plan (the “ODEP”) and ratification of the decrease of 50,000 shares of Class A Common Stock, subject to adjustment, reserved for award pursuant to the 2002 Rouge Steel Company Stock Incentive Plan (the “2002 Stock Incentive Plan”); and (ii) approval of the amendment to the ODEP to reflect the increase in shares from 200,000 to 250,000 and approval of the amendment to the 2002 Stock Incentive Plan to reflect the decrease in shares from 500,000 to 450,000.

      See “Compensation of Directors — Outside Director Equity Plan” for a description of the material features of the ODEP. Other than the increase of the number of available shares under the ODEP from 200,000 to 250,000, the terms of the ODEP remain the same. See “Employee Benefit Plans — Stock Incentive Plans” for a description of the material features of the 2002 Stock Incentive Plan. Other than the decrease of the number of available shares under the 2002 Stock Incentive Plan from 500,000 to 450,000, the terms of the 2002 Stock Incentive Plan remain the same.

      With a quorum present, the Delaware General Corporation Law requires the affirmative vote of the holders of a majority of the shares of the Company’s Class A Common Stock present, in person or by proxy, and entitled to vote on this item of business.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ADOPTION OF PROPOSAL NO. 2.

PROPOSAL NO. 3 — INDEPENDENT PUBLIC ACCOUNTANTS

      The accounting firm of PricewaterhouseCoopers LLP has been selected by the Board of Directors as the independent public accountants for the Company for the fiscal year ending December 31, 2002. Although the selection of accountants does not require ratification, the Board of Directors has directed that the appointment of PricewaterhouseCoopers LLP be submitted to stockholders for ratification due to the significance of their appointment by the Company. If stockholders do not ratify the appointment of PricewaterhouseCoopers LLP, the Board of Directors will consider the appointment of other certified public accountants. A representative of PricewaterhouseCoopers LLP, which served as the Company’s independent public accountants for the fiscal year ended December 31, 2001, is expected to be present at the Meeting and, if he or she so desires, will have the opportunity to make a statement, and in any event will be available to respond to appropriate questions.

Fees Billed by Independent Public Accountants

      The following table sets forth the amount of audit fees, financial information systems design and implementation fees and all other fees billed by PricewaterhouseCoopers LLP, the Company’s independent accountant, for the year ended December 31, 2001.

Amount

Audit Fees(1)	$264,500

Financial Information Systems Design And Implementation Fees	—

All Other Fees(2)	157,180

Total Fees	$421,680

(1)	Includes annual financial statement audit and limited quarterly review services. An aggregate amount of $133,000 has been billed through December 31, 2001.

(2)	Primarily represents Powerhouse explosion insurance claim preparation and consulting as well as income tax services, other than those directly related to the audit of the income tax accruals.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ADOPTION OF PROPOSAL NO. 3.

SOLICITATION STATEMENT

      All expenses in connection with the solicitation of proxies will be borne by the Company. In addition to the use of the mails, solicitations may be made by regular employees of the Company or its affiliates, by telephone or personal contact, without additional compensation. The Company will, upon request, reimburse brokerage houses and persons holding shares of Common Stock in the names of their nominees for their reasonable expenses in sending solicitation materials to their principals.

STOCKHOLDER PROPOSALS

      In order to be considered for inclusion in the proxy materials to be distributed in connection with the next annual meeting of stockholders of the Company, stockholder proposals for such meeting must be submitted to the Company no later than December 1, 2002. Proxies solicited on behalf of the Board of Directors for the next annual meeting of stockholders will confer discretionary authority to vote with respect to any other matter properly submitted by a stockholder for action at the next annual meeting of stockholders if the Company does not, on or before February 13, 2003, receive written notice addressed to the Secretary of the Company from such stockholder with respect to such other matter.

OTHER MATTERS

      So far as now known, there is no business other than that described above to be presented for action by the stockholders at the Meeting, but it is intended that the proxies will be voted upon any other matters and proposals that may legally come before the Meeting or any adjournment thereof, in accordance with the discretion of the persons named therein.

ANNUAL REPORT

      All stockholders of record as of March 19, 2002 have been sent, or are concurrently herewith being sent, a copy of the Company’s Annual Report to Shareholders for the fiscal year ended December 31, 2001. Such report contains certified consolidated financial statements of the Company and its subsidiaries for the fiscal year ended December 31, 2001. THE COMPANY WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2001 (WITHOUT EXHIBITS) (AS FILED WITH THE SEC) TO STOCKHOLDERS OF RECORD ON THE RECORD DATE WHO MAKE WRITTEN REQUEST THEREFOR TO INVESTOR RELATIONS, ROUGE INDUSTRIES, INC., 3001 MILLER ROAD, P.O. BOX 1699, DEARBORN, MICHIGAN 48121-1699.

By Order of the Company,

MARTIN SZYMANSKI
Secretary

Dated: April 5, 2002

ANNEX A

AUDIT COMMITTEE CHARTER

Organization and Purpose

      The Audit Committee of the Board of Directors shall be composed of not less than three (3) directors, who are independent of the management of the Company and free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Audit Committee shall be financially literate and at least one (1) member shall have accounting or related financial management expertise.

      The Audit Committee shall assist the Board of Directors in fulfilling its oversight responsibilities to shareholders and the investment community relating to the Company’s accounting, reporting practices and the integrity of the financial reports.

Responsibilities

1.	Meet at least two (2) times each year. There should be one meeting prior to the year-end audit by the independent auditor and one subsequent to the completion of the year-end audit. Other meetings should occur when considered necessary.

2.	Provide an open avenue of communication between the independent auditor, internal audit management and the Board of Directors.

3.	Inquire of management, the independent auditor and internal audit about the significant risks or exposures and assess the steps management has taken to minimize such risks.

4.	Review with management, internal audit and the independent auditor (a) significant findings during the year, including the status of previous audit recommendations and (b) any difficulties encountered in the course of audit work including any restrictions on the scope of activities or access to required information.

5.	Review the Company’s status with tax and other regulatory agencies through disclosures with management, internal audit and the independent auditor. Determine that the necessary disclosures are made.

6.	As required, meet with the independent auditor, internal audit and management in separate sessions to discuss any matters that the Audit Committee or these groups believe should be discussed privately with the Audit Committee.

7.	Conduct or authorize investigations into any matters within the Audit Committee’s scope of responsibility.

8.	Assure that financial management and the independent auditor provide a timely analysis of significant, current financial reporting issues and practices and applicable taxes and regulatory policies.

9.	Review and recommend to the Board of Directors the selection of the independent auditors. This will include their competence, compensation and independence.

10.	Review and update the Audit Committee’s charter annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

11.	Maintain minutes of the meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

12.	Consider and determine the adequacy of the audit scope and plan of internal audit and the independent auditors.

A-1

13.	Review with management and the independent auditor the Company’s annual financial statements, including a discussion with the independent auditor of the matters required to be discussed by Statement of Auditing Standards No. 61 (“SAS No. 61”) as amended from time to time.

14.	Review with management and the independent auditor the 10-Q prior to its filing, including a discussion with the independent auditor of the matters to be discussed by SAS No. 61 as amended from time to time. The chairperson of the Audit Committee may represent the entire Audit Committee for purposes of this review.

15.	Oversee independence of the independent auditor by:

•	receiving from the independent auditor, on a periodic basis, a formal written statement delineating all relationships between the independent auditor and the Company consistent with Independence Standards Board Standard 1;

•	reviewing and discussing with the independent auditor any disclosed relationships or services that may impact the objectivity and independence of the independent auditor; and

•	recommending, if necessary, that the Board of Directors take appropriate action to satisfy itself of the independence of the independent auditor.

A-2

PROXY
ROUGE INDUSTRIES, INC.
3001 Miller Road
P.O. Box 1699
Dearborn, Michigan 48121-1699

This proxy is solicited on behalf of the Board of Directors of Rouge Industries, Inc.

   Phyllis J. Holmes and Michael C. Tuomey and each of them, with full power of substitution, are hereby appointed the proxies of, and authorized to represent, the undersigned and to vote all of the shares of common stock of Rouge Industries, Inc. entitled to be voted by the undersigned as of March 19, 2002 as directed below and, in their discretion, on all other matters which may properly come before the Annual Meeting of Stockholders (the “Meeting”) to be held at the M-TEC Center, Henry Ford Community College, 3601 Schaefer Road, Dearborn, Michigan 48126, on Wednesday, May 15, 2002 at 10:00 a.m. and at any adjournment thereof as if the undersigned were present and voting at the Meeting.

   Whether or not you expect to attend the Meeting, you are urged to execute and return this proxy, which you may revoke at any time prior to its use.

IF NO CONTRARY DIRECTION IS GIVEN WHEN THE DULY EXECUTED PROXY IS RETURNED, SUCH SHARES WILL BE VOTED FOR ALL ITEMS.

Item 1 — Election of the following nominees for Class II Directors: Gary P. Latendresse, Dominick C. Fanello and John E. Lobbla.

☐	FOR all nominees	☐
with exceptions listed

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[Continued from above table, first column(s) repeated]

☐	WITHHOLD AUTHORITY
FOR ALL NOMINEES

Withhold for the following nominee(s) only (To withhold authority to vote for any nominee, write that nominee’s name in the space below.)

Item 2 — Approval of amendments to Rouge Steel Company Outside Director Equity Plan and 2002 Stock Incentive Plan.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Item 3 — Ratification of appointment of PricewaterhouseCoopers LLP as independent public accountants for the year ending December 31, 2002.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Please date and sign this proxy exactly as your name appears on the reverse side of this proxy and return it promptly in the postage-paid return envelope. When shares are held by joint tenants, both should sign. If a corporation, please sign the full corporate name by an authorized officer. If a partnership, please sign the partnership name by an authorized person.

The undersigned hereby acknowledge(s) receipt of Rouge Industries, Inc. Annual Report to Shareholders and of the notice of the Annual Meeting of Stockholders and Proxy Statement relating to the Meeting.

Date: , 2002
Signature

[Additional columns below]

[Continued from above table, first column(s) repeated]

Date: , 2002
Signature

PLEASE MARK, SIGN AND DATE THIS PROXY PROMPTLY AND MAIL IT IN THE ENCLOSED ENVELOPE. TO BE VALID, THIS PROXY MUST BE SIGNED AND DATED.